Exhibit 10.1

FIRST AMENDMENT TO PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AGREEMENT (the “First Amendment”) is made and entered into this 30th day of June, 2007, by and among Metrocities Mortgage, LLC – Opteum Division (“Purchaser”), Opteum Financial Services, LLC, a Delaware limited liability company (“Seller”), and Opteum Inc., a Maryland corporation (“Unitholder”).

WHEREAS, Prospect Mortgage Company, LLC, a Delaware limited liability company (“Prospect”), Seller and Unitholder entered into that certain Purchase Agreement, dated May 7, 2007 (the “Purchase Agreement”) (capitalized terms used herein and not defined have the meanings given such terms in the Purchase Agreement);

WHEREAS, Prospect assigned all of its rights and obligations under the Purchase Agreement to Metrocities Mortgage, LLC, a Delaware limited liability company (“MM”);

WHEREAS, MM assigned all of its right and obligations under the Purchase Agreement to the Purchaser;

WHEREAS, since the date of the Purchase Agreement, a material portion of Seller’s loan origination personnel have been hired by a competitor of Seller that had access to confidential information of Seller;

WHEREAS, as a direct result of the reduction of Seller’s loan origination personnel, the Purchaser is entitled under the terms of the Purchase Agreement to terminate the Purchase Agreement;

WHEREAS, the Purchaser would exercise its right to terminate the Purchase Agreement in the absence of this First Amendment;

WHEREAS, the Seller desires to enter into this First Amendment in order to mitigate its damages; and

WHEREAS, the parties now desire to amend the Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Purchase Agreement.

1.1. Section 2.1(i) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(i) all leases of real and personal property which are listed on Exhibit 2.”

1.2. Section 2.2(j) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(j) all credits, prepaid expenses (including Tax refunds), advance payments, security deposits and other deposits related to the real property leases for each of the Seller’s offices that are not being assumed by the Purchaser, including without limitation the leases relating to the Seller’s offices that the Purchaser will be subleasing from the Seller that are located at (i) West 115 Century Road, Paramus, New Jersey and (ii) 1 Overton Park, 3625 Cumberland Boulevard, Atlanta, Georgia;”

1.3. Section 2.3(b) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(b) all Liabilities that arise out of or relate to the period after the Closing under the contracts and leases that Purchaser is assuming hereunder, including the Contracts and the Leases;”

1.4. Section 2.4 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Section 2.4 The Purchase Price. The consideration for the Assets shall be (i) the payment by the Purchaser to the Seller of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000.00) (the “Purchase Price”) and (ii) the assumption by the Purchaser of the Assumed Liabilities. The Purchaser shall pay the Seller the Purchase Price by wire transfer to the Seller on the Closing Date.”

1.5. Section 2.5 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Section 2.5 Allocation of the Purchase Price. Purchaser shall prepare an allocation of the Purchase Price among the Assets and Assumed Liabilities (to the extent included in the amount realized for federal income tax purposes) in accordance with Code Section 1060 and the Treasury Regulations thereunder (and any similar provision of state, local or foreign Law, as appropriate) as soon as reasonably practicable after the Closing and shall promptly deliver such allocations to Seller. All income Tax Returns and reports (including IRS Form 8594) filed by the Purchaser and the Seller shall be prepared consistently with such allocation; provided, that (i) the Purchaser’s reported cost for the Assets may be greater than the amount allocated hereunder to reflect the Purchaser’s acquisition costs not included in the total amount so allocated, and (ii) the Seller’s reported amount realized may be less than the amount allocated hereunder to reflect the Seller’s costs that reduce the amount realized. For purposes of this Section 2.5, the Assets include the restrictive covenants as set forth in Section 6.7.

1.6. Section 3.1 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Section 3.1 The Closing. The sale and transfer of the Assets by the Seller to the Purchaser shall take place at 11:59 p.m. central time on June 30, 2007 at the offices of Horwood Marcus & Berk Chartered, 180 North LaSalle Street, Suite 3700, Chicago, Illinois 60601, unless another date or place is agreed to in writing by each of the parties hereto (the “Closing Date”). The Purchaser shall pay the Seller the Purchase Price by wire transfer to the Seller on the first business day following the Closing Date.

1.7. Section 4.16 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“4.16 Brokers or Finders. Neither the Seller nor any of its Subsidiaries or Affiliates has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any broker’s or finder’s fee or any other commission or similar fee in connection with the Transaction.”

1.8. The first sentence of Section 6.8 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“On or prior to the fifth (5th) business day following the Closing Date, the Seller shall change the Seller’s name to a name that is not similar to “Opteum Financial Services” and, within thirty (30) days after the Closing Date, will cease using, directly or indirectly, in any manner the name “Opteum Financial Services” or any Intellectual Property that is similar in sound or appearance.”

1.9. Section 6.10 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“6.10 Employee-Related Matters. The Seller agrees that, following the Closing, the Purchaser may employ such of the Seller’s existing qualified loan production and production support employees that are employed in connection with the operation of the Business and such other employees of the Purchaser as determined by the Purchaser in its sole discretion (“Retained Employees”). Attached hereto as Exhibit 6.10 is a list of such employees to whom the Purchaser will make offers of employment prior to the Closing. All Retained Employees who accept an offer of employment from the Purchaser shall become “Transferred Employees.” At or prior to the Closing, the Seller shall pay all Transferred Employee for accrued vacation time or other benefits for the accrued vacation time or benefits related to the period prior to the Closing Date.”

1.10. Section 6.11 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Section 6.11 Transition Services. At the Closing, each of the Purchaser (or any assignee of the Purchaser) and the Seller shall executed and deliver a Transition Services Agreement in the form attached hereto as Exhibit 6.11.”

1.11. Section 6.12 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Section 6.12 Sublease Agreements. At the Closing, each of the Purchaser and the Seller shall execute and deliver sublease agreements in the form attached hereto as Exhibit 6.12A and Exhibit 6.12B pursuant to which the Purchaser will agree to sublease from the Seller (i) a portion comprising an aggregate of 11,943 square feet of the office space located at West 115 Century Road, Paramus, New Jersey for the remaining term of the lease, and (ii) a portion comprising an aggregate of 11,365 square feet of the office space located at 1 Overton Park, 3625 Cumberland Boulevard, Atlanta, Georgia through December 31, 2007, in each case at the same rental rate that is payable by the lessee under the lease (collectively, the “Subleases”).” Each of the Subleases shall provide that the Purchaser has the right to terminate such Sublease upon 90 days’ written notice to the Seller.

1.12. Section 6.19 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Section 6.19 Insurance for Transferred Employees. The Seller shall, at the expense of the Purchaser, payable by the Purchaser to the Seller monthly in advance with the first such monthly payment due and payable at the Closing, extend the existing health, dental and medical insurance benefits and policies with respect to the Transferred Employees until the earlier of (a) December 31, 2007 or (b) the date on which the Transferred Employees become eligible for health, dental and medical insurance benefits and policies under the Purchaser’s (or the Assignee’s) plans.”

1.13. Section 7.1(a)(viii) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following: “(viii) INTENTIONALLY DELETED.”

1.14. The schedule of real property leases in Exhibit 2 of the Purchase Agreement is hereby deleted and replaced with the schedule of real property leases attached hereto as Exhibit A.

1.15. The schedule of office locations listed in Section 7 of Exhibit 2.2 of the Purchase Agreement is hereby deleted and replaced with the schedule of office locations attached hereto as Exhibit B.

1.16. Exhibit 2.4 of the Purchase Agreement is hereby deleted in its entirety.

1.17. Exhibit C attached to this Agreement is hereby added to the Purchase Agreement as Exhibit 6.10.

1.18. Exhibit 6.11 to the Purchase Agreement is hereby deleted in its entirety and replaced with the Transition Services Agreement attached to this Amendment as Exhibit D.

1.19. Exhibit E-1 and Exhibit E-2 attached to this Agreement are hereby added to the Purchase Agreements as Exhibit 6.12A and Exhibit 6.12B, respectively.

2. Conflicts/Reaffirmation. In the event of any conflict or inconsistency between the provisions of the Purchase Agreement and the provisions of this First Amendment, the provisions of this First Amendment shall govern. The provisions of the Purchase Agreement, as amended hereby, are in full force and effect and are hereby ratified and confirmed and all representations and warranties made therein remain true and correct as of the date hereof.

3. Representations and Warranties. Seller represents and warrants to Purchaser as follows:

A. The execution and delivery of and the performance under this Amendment are within Seller’s power and authority, have been duly authorized by all requisite action and are not in contravention of any law, Seller’s charter documents or any other agreement made by Seller or by which its assets are bound;

B. This First Amendment constitute the legal, valid and binding obligations of Seller and are enforceable against Seller in accordance with its respective terms;

C. There are no pending bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings for relief against or involving the Seller or to the best of Seller’s knowledge, threatened against or involving the Seller under any bankruptcy law or laws for the relief of debtors or any other similar federal or state statute or law.

4. Binding. This First Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

5. Counterparts. This First Amendment may be executed in multiple counterparts and transmitted by facsimile or by electronic mail in “portable document format” (“PDF”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a party’s a signature. Each such counterpart and facsimile or .PDF signature shall constitute an original and all of which together shall constitute one and the same original.

[Signature Page to First Amendment Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this First Amendment as of            , 2007.

METROCITIES MORTGAGE, LLC – OPTEUM DIVISION

By

Name:
Title:

OPTEUM FINANCIAL SERVICES, LLC

By

Name:
Title:

OPTEUM INC.

By

Name:
Title:

[Signature Page to First Amendment to Purchase Agreement]